UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

CARDIFF INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N New River Drive E, Unit 2202

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

411 N New River Drive E

Suite 2202

Ft. Lauderdale, FL 33301

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on December 1, 2014 Cardiff International, Inc. a company incorporated in the State of Florida ("Cardiff"), entered into an Acquisition Agreement (the “Agreement”) to purchase Pitbull Containers, Inc. a company incorporated in the State of Georgia (“Pitbull”) in a Tax-Free Exchange under section 368 (a)(1)(B) of the United States Internal Revenue Code of 1986. Pitbull failed to comply with the terms of the Agreement and as a result Cardiff has terminated the Agreement effective immediately.

The Company has cancelled the 200,000 shares of Preferred “G” stock and 1 share of Preferred “C” stock that were issued pursuant to the Agreement.

The Company believes the termination and revocation of this Acquisition is in the best interest of our Shareholders. The Asset Acquisition Agreement is attached as Exhibit 1A to the Current Report on Form 8-K filed by Cardiff this 23rd day of July, 2015 and which is incorporated herein by reference.

The decision to revoke the Pitbull Acquisition Agreement was approved by the Company’s Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 1, 2015, Kathy Roberton resigned as CEO, President and as a member of Cardiff’s Board of Directors.

Her resignation was accepted by the Company’s Board of Directors on June 1, 2015. There were no disagreements between Ms. Roberton and the Company that caused her resignation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 - Acquisition Agreement dated November 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By: /s/ Daniel Thompson
Daniel Thompson
Title: Chairman

Dated: July 27, 2015